Exhibit 99.1

DiamondRock Hospitality Company
6903 Rockledge Drive
Bethesda, MD 20817 (240) 744-1150

NEWS
CONTACT:	Christopher King
(240) 744-1150
info@drhc.com

DIAMONDROCK REAFFIRMS 2008 EARNINGS GUIDANCE AND CONTINUES TO TAKE STEPS TO REINFORCE ITS STRONG BALANCE SHEET

BETHESDA, MD – January 15, 2009 – DiamondRock Hospitality Company (“DiamondRock”) (NYSE:DRH) today announced that it currently expects to report 2008 financial results at approximately the midpoint of its Adjusted EBITDA and Adjusted FFO guidance that it provided in its third quarter earnings release dated October 15, 2008.

Mark Brugger, Chief Executive Officer, stated: “DiamondRock’s preliminary full year 2008 results reflect operations consistent with our expectations. Clearly, we are operating in a difficult economic environment, with very limited visibility. In light of these significant headwinds, we are satisfied that our 2008 results will fall within the range of our previous guidance. We will be in a position to provide additional information on our 2008 results during our earnings call scheduled for February 27, 2009.”

Mr. Brugger added: “We have one of the best balance sheets in the industry, with low leverage, strong debt service coverage and very limited near term maturities.  Over 80% of our debt matures in 2015 or later. We expect to be able to either refinance two mortgages aggregating $68 million that are coming due in 2009 and 2010 or repay such debt with drawings under our $200 million corporate credit facility, which had over $140 million of availability as of December 31, 2008.

“In addition, we are exploring ways to enhance our liquidity to take advantage of profitable investment opportunities that may arise in the coming months.  For example, we are exploring the feasibility of selling certain of our hotels at favorable prices. If we consummate a sale of a hotel, the proceeds may be used to repay debt, acquire other hotels that fit our long-term strategic goals or repurchase shares of our common stock.  We have listed nine of our hotels with one well known hotel broker and two other hotels with another well known hotel broker. Our current intention is to sell only one or two of those hotels and then, only if we are able to achieve our price targets. After we receive the bids, we will select which, if any, hotels we will sell depending on a combination of the price offered for the individual hotels and the strategic fit of each hotel to DiamondRock. ”

About DiamondRock Hospitality Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties.  DiamondRock owns 20 hotels with 9,600 rooms.  For further information, please visit DiamondRock’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made.  These risks include, but are not limited to: the ability to sell any of the hotels being offered, national and local economic and business conditions that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to complete planned renovation on budget; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions; our ability to raise equity capital; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission.  Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

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